Exhibit 99.1

PRESS RELEASE

For Immediate Release

Corgenix Announces Manufacturing, Supply Agreement with DiaDexus

DENVER and SOUTH SAN FRANCISCO— June 19, 2012 — Corgenix Medical Corporation (OTC: CONX.OB) (“Corgenix Medical”), a worldwide developer and marketer of diagnostic test kits, today announced that its wholly owned subsidiary, Corgenix, Inc. (Corgenix, Inc., together with Corgenix Medical, are herein referred to as “Corgenix”), entered into a contract manufacturing and supply agreement with diaDexus, Inc. (OTC: DDXS) (“diaDexus”), a company focused on the development and commercialization of proprietary cardiovascular diagnostic products. Under the terms of the five-year agreement, Corgenix will manufacture and supply the PLAC® Test ELISA product for diaDexus.

The PLAC Test measures lipoprotein-associated phospholipase A2 (Lp-PLA2), a vascular-specific inflammatory enzyme implicated in the formation of rupture-prone plaque. The American Association of Clinical Endocrinologists (AACE) recently announced the inclusion of Lp-PLA2 in its medical guidelines for clinical practice, an important endorsement of the clinical utility of Lp-PLA2 measurement. Specifically, the guidelines recommend the use of multiple markers, including Lp-PLA2, to assist physicians in personalizing therapy for elevations or other abnormalities in blood lipids. These abnormalities, commonly referred to as “dyslipidemia,” are a major risk factor for coronary artery disease.

“We are pleased to announce this mutually beneficial relationship with diaDexus, which reflects Corgenix’s operational capacity to meet its long term growth expectations,” said Douglass Simpson, Corgenix President and Chief Executive Officer. “diaDexus is an outstanding company with extraordinary products which we expect will continue to grow significantly into the foreseeable future, and we look forward to supporting its growth initiatives.”

Corgenix management stated that the new agreement with diaDexus will be an important addition to the Company’s contract manufacturing program, contributing meaningful revenues in Fiscal 2013.

“We are confident that our renewed collaboration with Corgenix will provide us with the necessary manufacturing and support capabilities as we continue to see increased global acceptance of our PLAC Test”, said Brian Ward, diaDexus’ President and Chief Executive Officer. “We have worked with Corgenix successfully in the past and are confident that this relationship will be a positive step for both companies.”

About Corgenix Medical Corporation

Corgenix is a leader in the development and manufacturing of specialized diagnostic kits for immunology disorders, vascular diseases and bone and joint disorders, including the world’s only non-blood-based test for aspirin effect. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. The company currently sells over 50 diagnostic products through a global distribution network and has significant experience advancing products through the FDA process. More information is available at www.corgenix.com.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, is focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC® Test ELISA kit is the only blood test cleared by the FDA to aid in assessing risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company’s PLAC Test for Lp-PLA2 Activity has received CE marking in the European Union to aid in predicting risk for CHD. For more information, please visit the company’s website at www.diaDexus.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical facts are “forward-looking” statements (identified by the words “believe”, “estimate”, “project”, “expect” or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are inherently uncertain, are based on management’s current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, and in the Company’s subsequent filings with the Securities and Exchange Commission. The statements in this press release are made as of today, based upon information currently known to management, and the Company does not undertake any obligation or intend to publicly update or revise any forward-looking statements.

Corgenix Company Contact:

Corgenix Medical Corp.

William Critchfield, Senior Vice President Operations and Finance and Chief Financial Officer

Phone: 303-453-8903

Email: wcritchfield@corgenix.com

Corgenix Media Contact:

Dan Snyders
Vice President and Public Relations Supervisor

Armada Medical Marketing
Phone: 303-623-1190 x 230
Fax: 303-623-1191
dan@armadamedical.com